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                                                                       Exhibit 5


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                                 October 21, 1999

Alkermes, Inc.
64 Sidney Street
Cambridge, MA  02139-4234

                  Re:  Common Stock to be Issued Pursuant to
                       Alkermes, Inc. 1998 Equity Incentive Plan
                       -----------------------------------------

Gentlemen:

                  We have acted as counsel to Alkermes, Inc. (the "Company") in connection with the Company's 1998 Equity Incentive Plan (the "Plan"), and the registration and issuance of up to 458,677 shares of the Company's common stock, par value $0.01 per share (the "Shares"), pursuant to the terms thereof. Awards made pursuant to the Plan may consist of either grants of options to purchase shares of the Company's common stock or grants of shares of the Company's common stock that are subject to forfeiture.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all the information required by Part I of Form S-8 before acquiring such Shares.

                  Pursuant to the terms of the Plan, the Company has reacquired 39,991 shares of its common stock that were previously issued under the Plan and subsequently forfeited to the Company. The Plan provides that these 39,991 shares shall again be available for award under the Plan and such shares are included in the 458,677 shares of the Company's common stock to be issued pursuant to the Registration Statement. The opinion expressed below assumes that the Board of Directors of the Company will have, by resolution or unanimous written consent, restored these 39,991 shares that were reacquired by the Company to the status of authorized but unissued shares of the Company before issuing any of such shares pursuant to the Plan.



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                  Based on the foregoing, we are of the opinion that the Shares, when issued and sold by the Company to the purchasers of the Shares in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                 Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP